Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-228878 on Form F-3 of our report dated March 11, 2020, relating to the financial statements of TORM plc appearing in this Annual Report on Form 20-F of TORM plc for the year ended December 31, 2020.

Deloitte Statsautoriseret Revisionspartnerselskab

Copenhagen, Denmark
March 1, 2021

/s/ Kim Takata Mücke
State Authorised
Public Accountant